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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 30, 2003

Ironstone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-12346	95-2829956

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

539 Bryant Street, Suite 100, San Francisco, CA 94107

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(415) 551-3260

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.
SIGNATURES

Item 2.     Acquisition or Disposition of Assets.

On December 30, 2003, the Convertible Promissory Notes issued to registrant by Salon Media Group, Inc., a Delaware corporation (the “Company”) were converted into 843 shares of Series C Preferred Stock of the Company. According to the information furnished by the Company to the registrant, there were 6,118 shares of Series C Preferred Stock issued and outstanding as of December 30, 2003 following the conversion of the notes.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironstone Group, Inc., a Delaware corporation

(Registrant)

Date	January 15, 2004

/s/ Nicholas Giordano

(Signature)

Nicholas Giordano,
Chief Executive Officer
Chief Financial Officer